                                                                    Exhibit 99.1

(COMPASS MINERALS INTERNATIONAL LOGO)

NEWS RELEASE
CONTACTS:
Rodney L. Underdown (913-344-9395)                Peggy Landon (913-344-9315)
Vice President and Chief Financial Officer        Director of Investor Relations

                      COMPASS MINERALS INTERNATIONAL, INC.
                         REPORTS FIRST-QUARTER EARNINGS

     OVERLAND PARK, Kan. (May 2, 2006) - Compass Minerals International, Inc. (NYSE: CMP), a leading producer and marketer of salt and specialty potash, reports the following first-quarter results:

- Revenue was $217.9 million with net earnings of $28.6 million, or $0.88 per diluted share. For the same 2005 quarter, revenue from continuing operations was $254.0 million and net earnings from continuing operations were $22.5 million, or $0.70 per diluted share. In 2005, Compass took a $5.4 million charge to tax expense related to the repatriation of funds from the United Kingdom. Excluding that special item, net earnings from continuing operations were $27.9 million in the 2005 quarter, or $0.87 per diluted share.

- Compass had a $4.1 million business interruption insurance receipt this period that was recorded as a reduction of the cost of goods sold. The claim was filed for missed deicing salt sales in the first quarter of 2005.

- The weather in the current-year quarter was much milder than normal in the markets that Compass Minerals serves causing a sharp decline in deicing salt sales. By contrast, the weather in the first quarter of 2005 was more harsh than normal.

- The company voluntarily made a $10 million early principal payment on its term loan and repaid the $31 million that was outstanding on its revolving credit facility at December 31, 2005.

- The Communications, Energy and Paperworkers Union Local 16-O called a strike at the company's mine in Goderich, Ontario on April 14. However, the company has strong highway deicing salt inventories. Compass Minerals often temporarily eliminates shifts to manage its inventory, so the company currently expects the strike to have little effect on its 2006 annual financial results.

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

Compass Minerals International
First-Quarter 2006 Earnings
Page 2 of 11


     "This quarter demonstrated the strength of our mild-winter-weather management strategies as well as our ongoing effort to create value for our shareholders. We delivered strong earnings despite sharply lower deicing salt sales and higher transportation costs," said Michael E. Ducey, president and CEO of Compass Minerals International. "We ended the season with greater highway deicing salt inventories than in the past two years. In addition, the waterways did not freeze this winter which allowed us to continue to produce and ship salt throughout the first quarter. This has significantly cushioned the impact of the strike at Goderich."

                  FINANCIAL RESULTS FROM CONTINUING OPERATIONS*
                          (IN MILLIONS, EXCEPT FOR EPS)

                                                                                   THREE MONTHS
                                                                                 ENDED MARCH 31,
                                                                                 ---------------
                                                                                  2006     2005
                                                                                 ------   ------
Sales                                                                            $217.9   $254.0
Sales less shipping and handling (product sales)                                  141.6    171.0
Net earnings from continuing operations                                            28.6     22.5
Net earnings from continuing operations, excluding special items                   28.6     27.9
Diluted per-share earnings from continuing operations                              0.88     0.70
Diluted per-share earnings from continuing operations, excluding special items     0.88     0.87
EBITDA                                                                             61.3     66.6
Adjusted EBITDA                                                                    60.9     66.8

*    Excludes discontinued operations from 2005 results

     Salt sales were $190.2 million this quarter compared to salt sales of $229.2 million from the same facilities in 2005. Salt product sales, which exclude the cost of shipping and handling, were $118.1 million compared to $150.2 million from the same facilities in the prior year. The year-over-year change was due to substantial declines in highway and consumer deicing sales volumes as a result of the mild winter weather, particularly in the United States, which were partially offset by price improvements and beneficial changes in foreign exchange rates. The company estimates that the mild weather decreased first-quarter sales by approximately $45 million to $50 million compared to a normal-weather first quarter and decreased first-quarter operating earnings by approximately $11 million to $14 million. This estimate does not include the benefit of the $4.1 million business interruption insurance proceeds.

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

Compass Minerals International
First-Quarter 2006 Earnings
Page 3 of 11


     Sulfate of potash sales grew 12 percent year-over-year to $27.7 million from $24.8 million in the first quarter of 2005. Prolonged rains in California weakened sales volumes this quarter. However, the effect of lower volumes was more than offset by a 19 percent year-over-year price improvement. The company continues to expect its 2006 sulfate of potash sales volume to be similar to its sales volume in 2005.

                               SELECTED SALES DATA

                                        THREE MONTHS ENDED
                                            MARCH 31,
                                        ------------------
                                           2006      2005
                                         -------   -------
SALES VOLUMES (IN THOUSANDS OF TONS):
Highway deicing .....................      3,584     4,861
General trade* ......................        541       626
Specialty potash ....................         97       104
AVERAGE SALES PRICE (PER TON):
Highway deicing .....................    $ 37.01   $ 34.29
General trade* ......................     106.34     99.93
Specialty potash ....................     285.39    239.32

*    Excludes discontinued operations from 2005 results

     Shipping and handling costs increased to 35 percent of revenue from 33 percent of revenue in 2005 due in part to a substantial increase in barge rates that went into effect on January 1, 2006. Rail, trucking and shipping rates and fuel surcharges were also higher than in the prior-year quarter.

     Selling, general and administrative expenses declined by five percent due to lower selling costs associated with lower sales volumes and lower variable compensation.

     Interest expense declined by $1.5 million, or 10 percent, reflecting the benefit of the December 2005 refinancing of the company's senior subordinated notes. This year-over-year improvement was partially offset by the allocation of interest to discontinued operations in the prior year and higher accreted interest on the company's discount notes. Of the $13.5 million of interest expense this quarter, $7.1 million was a non-cash accrual for the discount notes.

     Compass reduced its debt this quarter by $34.7 million to $581.2 million at March 31, 2006 from $615.9 million at December 31, 2005, with accretion on the company's discount notes partially offsetting the reduction in the company's term loan balance and the elimination of the balance on the company's revolving credit facility. Debt net of cash declined $88.4 million to $480.4 million at March 31, 2006 from $568.8 million at December 31, 2005.

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

Compass Minerals International
First-Quarter 2006 Earnings
Page 4 of 11


     Income tax expense declined $9.7 million from the previous-year quarter to $9.1 million primarily because of the $5.4 million special charge to income tax expense in 2005. Effective tax planning and the company's lower taxable earnings in 2006 also contributed to the year-over-year decline in income tax expense.

     Capital expenditures were $5.1 million higher this quarter than in the prior-year quarter because of the previously announced expansion of the company's magnesium chloride plant and the installation of a new mill at its mine in Goderich, Ontario. As part of its mild-weather cost-containment plan, Compass will postpone selected discretionary capital projects, reducing its anticipated capital expenditures in 2006 to approximately $36 million from the previous expectation of approximately $40 million.

RESULTS FOR THE TWELVE MONTHS ENDED MARCH 31

     In order to assess and compare full winter seasons, Compass also measures results on an April-through-March basis. For the twelve months ended March 31, 2006, revenue from continuing operations was $706.2 million compared to revenue of $657.8 million for the twelve months ended March 31, 2005. The year-over-year sales improvement was the result of harsher-than-normal weather in the fourth quarter of 2005 and price improvements across all product lines, partially offset by mild weather in the first quarter of 2006.

                  FINANCIAL RESULTS FROM CONTINUING OPERATIONS*
                       (IN MILLIONS, EXCEPT SALES VOLUMES)

                                                                   TWELVE MONTHS ENDED
                                                                        MARCH 31,
                                                                   -------------------
                                                                      2006      2005
                                                                    -------   -------
Sales ..........................................................    $ 706.2   $ 657.8
Sales less shipping and handling  (product sales) ..............      485.7     464.8
Net earnings from continuing operations ........................       32.9      40.3
Net earnings from continuing operations, excluding special items       52.7      38.8
EBITDA .........................................................      138.9     149.5
Adjusted EBITDA ................................................      177.0     162.9
Highway deicing sales volume, in thousands of tons .............     10,260    10,515

*    Excludes the effects of discontinued operations where applicable

     Though highway and consumer deicing salt sales volumes declined period over period, the company estimates that operating earnings for the 2005-2006 winter were approximately normal because strong fourth-quarter 2005 earnings and production efficiencies offset the milder-than-

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

Compass Minerals International
First-Quarter 2006 Earnings
Page 5 of 11


normal weather in the first quarter of 2006. This estimate excludes the benefit of the previously mentioned $4.1 million business interruption insurance settlement. By contrast, the company estimates that more-severe-than-normal weather in the 2004-2005 winter season benefited operating earnings by approximately $4 million to $6 million.

CONFERENCE CALL

     Compass Minerals International will discuss its first-quarter results on a conference call tomorrow morning, Wednesday, May 3, at 10:00 a.m. ET. To access the conference call, interested parties should visit the company's website at www.CompassMinerals.com or dial (877) 228-7138. Callers must provide the conference ID number 7937369. Outside of the U.S. and Canada, callers may dial
(706) 643-0377. Replays of the call will be available on the company's website for two weeks. The replay can also be accessed by phone for seven days at (800) 642-1687, conference 7937369. Outside of the U.S. and Canada, callers may dial
(706) 645-9291.

ABOUT COMPASS MINERALS INTERNATIONAL

     Based in the Kansas City metropolitan area, Compass is the second-leading salt producer in North America and the largest in the United Kingdom. The company operates ten production and packaging facilities, including the largest rock salt mine in the world in Goderich, Ontario. The company's product lines include salt for highway deicing, consumer deicing, water conditioning, consumer and industrial food preparation, agriculture and industrial applications. In addition, Compass is North America's leading producer of sulfate of potash, which is used in the production of specialty fertilizers for high-value crops and turf, and magnesium chloride, which is a premium deicing and dust control agent.

NON-GAAP MEASURES

     Management uses a variety of measures to evaluate the company's performance. In addition to using GAAP financial measures, such as gross profit, net earnings and cash flows generated by operating activities, management uses EBITDA, a non-GAAP financial measure, to evaluate the performance of our core business operations. To effectively manage our resource allocation, cost of capital and income tax positions, we evaluate the operating units on the basis of EBITDA. EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net earnings, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity. EBITDA excludes interest expense, income taxes and depreciation and amortization, each of which is an essential element of our cost structure

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

Compass Minerals International
First-Quarter 2006 Earnings
Page 6 of 11


and cannot be eliminated. Our borrowings are a significant component of our capital structure and interest expense is a continuing cost of debt. We are also required to pay income taxes. We have a significant investment in capital assets, and depreciation and amortization reflect the utilization of those assets in order to generate revenues. Consequently, any measure that excludes these elements has material limitations. EBITDA does, however, include other cash and non-cash items which management believes are not indicative of the ongoing operating performance of our core business operations. Management excludes these items to calculate adjusted EBITDA. While EBITDA and adjusted EBITDA are frequently used as measures of operating performance, these terms are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the methods of calculation.

     Excluding special items from net earnings is meaningful to investors because it provides insight with respect to the ongoing operating results of the company. Special items include costs to tender for our high-yield bonds, termination of a management agreement and public offering costs, all net of tax; as well as charges to income tax expense for repatriating funds and the partial release of a tax reserve. Management's calculations of these measures are set forth in the tables below.

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Compass Minerals International
First-Quarter 2006 Earnings
Page 7 of 11


    RECONCILIATION FOR EBITDA AND ADJUSTED EBITDA FROM CONTINUING OPERATIONS
                                  (in millions)

                                                 THREE MONTHS ENDED   TWELVE MONTHS ENDED
                                                      MARCH 31,            MARCH 31,
                                                 ------------------   -------------------
                                                     2006    2005        2006     2005
                                                    -----   -----       ------   ------
Net earnings from continuing operations ......      $28.6   $22.5       $ 32.9   $ 40.3
Income tax expense ...........................        9.1    18.8          6.1     11.7
Interest expense .............................       13.5    15.0         60.1     59.2
Depreciation, depletion and amortization(1) ..       10.1    10.3         39.8     38.3
                                                    -----   -----       ------   ------
EBITDA .......................................      $61.3   $66.6       $138.9   $149.5
Adjustments to income from operations:
   Other charges (2) .........................         --      --           --      5.9
   Other (income) expense (3) ................       (0.4)    0.2         38.1      7.5
                                                    -----   -----       ------   ------
Adjusted EBITDA ..............................      $60.9   $66.8       $177.0   $162.9

(1)  Amount excludes expense related to discontinued operations in 2005 and 2004

(2) Costs in 2004 for secondary offerings of our common stock by stockholders filed with the SEC on Forms S-1 and S-3 and for Apollo Management LP's termination of a management consulting agreement

(3) Tender costs for our senior subordinated notes in the fourth quarter of 2005 and interest income and foreign exchange gains and losses in all periods

           RECONCILIATION FOR NET EARNINGS FROM CONTINUING OPERATIONS,
                             EXCLUDING SPECIAL ITEMS
                                  (in millions)

                                                                       THREE MONTHS ENDED   TWELVE MONTHS ENDED
                                                                            MARCH 31,            MARCH 31,
                                                                       ------------------   -------------------
                                                                           2006    2005         2006   2005
                                                                          -----   -----        -----   -----
Net earnings from continuing operations ............................      $28.6   $22.5        $32.9   $40.3
   Plus (less) special items:
   Tender costs for senior subordinated notes, net of tax(1) .......         --      --         20.5      --
   Release of tax reserve, net of other tax adjustments (2) ........         --      --         (4.8)  (11.1)
   Charge to income tax expense for repatriation of funds (3) ......         --     5.4          4.1     5.4
   Termination of management consulting agreement, net of tax (4) ..         --      --           --     2.8
   Stock offering costs(5) .........................................         --      --           --     1.4
                                                                          -----   -----        -----   -----
Net earnings from continuing operations, excluding special items ...      $28.6   $27.9        $52.7   $38.8

(1) We recorded costs of $33.2 million, pre-tax, associated with the tender of $323.0 million principal amount of the company's 10-percent senior subordinated notes.

(2) In 2005, taxing authorities developed a framework to treat cross-border transactions between the U.S. and Canada more consistently, so we reversed previously recorded income tax reserves of $4.8 million, net of other income tax adjustments. We recorded a non-cash benefit to earnings of $11.1 million in the third quarter of 2004 due to the release of part of the company's valuation allowance for deferred tax assets.

(3) We recorded a $4.1 million charge to income tax expense in the fourth quarter of 2005 for a planned repatriation of foreign funds in accordance with the American Jobs Creation Act of 2004. We recorded a $5.4 million charge to income tax expense due to a one-time repatriation of funds from the U.K. in the first quarter of 2005.

(4) Pre-tax costs of $4.5 million were incurred when Apollo Management LP terminated its management consulting agreement with the company.

(5) We incurred costs of $1.4 million in the full year for secondary offerings of our common stock by stockholders filed with the SEC on Forms S-1 and S-3. The shares sold in each public offering were previously held by stockholders and the company received no proceeds from the sales.

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

Compass Minerals International
First-Quarter 2006 Earnings
Page 8 of 11


                      COMPASS MINERALS INTERNATIONAL, INC.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                          THREE MONTHS ENDED MARCH 31,
                                                          ----------------------------
                                                                2006          2005
                                                            -----------   -----------
Sales                                                       $     217.9   $     254.0
Cost of sales - shipping and handling                              76.3          83.0
Cost of sales - products                                           76.6          99.5
                                                            -----------   -----------
Gross profit                                                       65.0          71.5
Selling, general and administrative expenses                       14.2          15.0
                                                            -----------   -----------
Operating earnings                                                 50.8          56.5
Other (income) expense:
Interest expense                                                   13.5          15.0

Other, net                                                         (0.4)          0.2
                                                            -----------   -----------
Earnings from continuing operations before income taxes            37.7          41.3

Income tax expense                                                  9.1          18.8
                                                            -----------   -----------
Net earnings from continuing operations                            28.6          22.5
Net earnings from discontinued operations, net of
   tax expense of $0 in 2005                                         --           0.1
                                                            -----------   -----------
Net earnings                                                $      28.6   $      22.6
                                                            ===========   ===========
Basic net earnings per share:
   Continuing operations                                    $      0.89   $      0.73
   Discontinued operations                                           --            --
                                                            -----------   -----------
Basic net earnings per share                                $      0.89   $      0.73
                                                            -----------   -----------
Basic weighted-average shares outstanding                    32,121,621    31,140,713
                                                            ===========   ===========
Diluted net earnings per share:
   Continuing operations                                    $      0.88   $      0.70
   Discontinued operations                                           --            --
                                                            -----------   -----------
Diluted net earnings per share                              $      0.88   $      0.70
                                                            -----------   -----------
Diluted weighted-average shares outstanding                  32,375,610    32,323,129
                                                            ===========   ===========
Cash dividends per share                                    $     0.305   $     0.275
                                                            ===========   ===========

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Compass Minerals International
First-Quarter 2006 Earnings
Page 9 of 11


                      COMPASS MINERALS INTERNATIONAL, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)

                                                          MARCH 31,   DECEMBER 31,
                                                            2006          2005
                                                          ---------   ------------
                         ASSETS
Cash and cash equivalents                                   $100.8       $ 47.1
Receivables, net                                              86.7        183.0
Inventories                                                   79.2         81.5
Other current assets                                          19.1         22.8
Property, plant and equipment, net                           365.7        366.1
Intangible and other noncurrent assets                        50.2         49.8
                                                            ------       ------
Total assets                                                $701.7       $750.3
                                                            ======       ======

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Total current liabilities                                   $114.4       $139.4
Long-term debt, net of current portion                       577.8        612.4
Deferred income taxes and other noncurrent liabilities        68.9         77.6
Total stockholders' equity (deficit)                         (59.4)       (79.1)
                                                            ------       ------
Total liabilities and stockholders' equity (deficit)        $701.7       $750.3
                                                            ======       ======

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

Compass Minerals International
First-Quarter 2006 Earnings
Page 10 of 11


                      COMPASS MINERALS INTERNATIONAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                                  THREE MONTHS
                                                                    ENDED
                                                                  MARCH 31,
                                                               ---------------
                                                                2006     2005
                                                               ------   ------
Net cash provided by operating activities                      $112.6   $ 90.6
                                                               ------   ------
Cash flows from investing activities:
   Capital expenditures                                          (9.3)    (4.2)
   Other, net                                                    (1.0)      --
                                                               ------   ------
Net cash used in investing activities                           (10.3)    (4.2)
                                                               ------   ------
Cash flows from financing activities:
   Principal payments on long-term debt                         (10.9)   (10.1)
   Revolver activity                                            (31.0)   (11.0)
   Dividends paid                                                (9.8)    (8.6)
   Proceeds received from stock option exercises                  0.2      0.7
   Excess tax benefits from stock option exercises                1.2       --
   Other, net                                                    (0.1)      --
                                                               ------   ------
Net cash used in financing activities                           (50.4)   (29.0)
                                                               ------   ------
Effect of exchange rate changes on cash and cash equivalents      1.8     (0.1)
                                                               ------   ------
Net change in cash and cash equivalents                          53.7     57.3
Cash and cash equivalents, beginning of the year                 47.1      9.7
                                                               ------   ------
Cash and cash equivalents, end of period                       $100.8   $ 67.0
                                                               ======   ======

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

Compass Minerals International
First-Quarter 2006 Earnings
Page 11 of 11


                      COMPASS MINERALS INTERNATIONAL, INC.
                         SEGMENT INFORMATION (UNAUDITED)
                                  (IN MILLIONS)

                                               THREE MONTHS ENDED MARCH 31, 2006
                                              -----------------------------------
                                               SALT    POTASH   OTHER(A)    TOTAL
                                              ------   ------   --------   ------
Sales to external customers                   $190.2   $ 27.7    $  --     $217.9
Intersegment sales                                --      2.5     (2.5)        --
Cost of sales - shipping and handling costs     72.1      4.2       --       76.3
Operating earnings (loss)(b)                    49.3      7.9     (6.4)      50.8
Depreciation, depletion and amortization         8.0      2.1       --       10.1
Total assets                                   526.6    145.4     29.7      701.7

                                                  THREE MONTHS ENDED MARCH 31, 2005
                                                 -----------------------------------
                                                  SALT    POTASH   OTHER(A)    TOTAL
                                                 ------   ------   --------   ------
Sales to external customers(c)                   $229.2   $ 24.8    $  --     $254.0
Intersegment sales                                   --      2.0     (2.0)        --
Cost of sales - shipping and handling costs(c)     79.0      4.0       --       83.0
Operating earnings (loss)(c)                       57.7      5.1     (6.3)      56.5
Depreciation, depletion and amortization(d)         9.0      2.2       --       11.2
Total assets                                      530.7    137.8     38.8      707.3

(a)  "Other" includes corporate items and eliminations.

(b) The salt segment includes $4.1 million of proceeds from a business interruption insurance settlement.

(c)  The salt segment excludes the effects of discontinued operations.

(d) The salt segment includes approximately $0.9 million of expense related to discontinued operations.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially. The differences could be caused by a number of factors including those factors identified in Compass Minerals International's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2006. The Company will not update any forward-looking statements made in this press release to reflect future events or developments.

                                       ###